UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 21, 2023

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 below are incorporated by reference into this Item 1.01.

All of the lenders under the New Credit Agreement (as defined below) or their affiliates have various other relationships with the Company (as defined below) and its subsidiaries involving the provision of financial services, and some may serve as a source of retail financing for the Company’s customers. In addition, one of the lenders under the New Credit Agreement was a lender under the Company’s Prior Credit Agreement (as defined below).

Item 1.02. Termination of a Material Definitive Agreement.

To the extent that entering into the New Credit Agreement constituted a termination of the Prior Credit Agreement, the information set forth above under Item 1.01 and below under Item 2.03 is hereby incorporated by reference into this Item 1.02.

Item 2.02 Results of Operations and Financial Condition.

On February 23, 2023, Lazydays Holdings, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Current Report on Form 8-K by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Lazydays Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2023, LDRV Holdings Corp. (“the Company”), Lazydays RV America, LLC, Lazydays RV Discount, LLC and Lazydays Mile HI RV, LLC (collectively with certain other subsidiary entities, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement, (the “New Credit Agreement”), with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, Swingline Lender, Issuing Bank and a Lender, and other financial institutions as Lender parties. The New Credit Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement dated July 14, 2021, (as amended prior to the date hereof, the “Prior Credit Agreement”), among the Borrowers, M&T, as Administrative Agent, Swingline Lender, Issuing Bank and a Lender, and other financial institutions as Lender parties thereto.

The New Credit Agreement, among other things, amends the Prior Credit Agreement primarily to: (i) increase the capacity under the Floor Plan Line of Credit to up to $525,000,000 and increase the capacity under the Revolving Credit Facility to up to $50,000,000; (ii) remove the Mortgage Loan Facility and Term Loan; (iii) extend the term of the Floor Plan Line of Credit and the Revolving Credit to February 21, 2027; and (iv) remove certain guarantors.

The New Credit Agreement evidences an approximately $575.0 million aggregate credit facility (the “Credit Facility”), consisting of a $525.0 million floor plan credit facility (the “Floor Plan Facility”) with SOFR borrowings bearing interest at SOFR plus a range of 1.90% to 2.05% based on a total net leverage matrix and a base rate margin range of 0.90% to 1.05% based on a total net leverage matrix, and a $50.0 million revolving credit (the “Revolver”) with SOFR borrowings bearing interest at SOFR plus a range of 2.15% to 2.90% based on a total net leverage matrix and a base rate margin range of 1.15% to 1.90% based on a total net leverage matrix.

The New Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict the Borrowers’ ability to, among other things: (i) create, incur, assume or permit indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in fundamental changes, including mergers, acquisitions, dissolutions and liquidations, (v) make certain restricted payments, (vi) engage in transactions with affiliates, (vii) allow the total net leverage ratio to exceed a ratio of 3.00 to 1.00, allow the consolidated fixed charge coverage ratio to be less than a ratio of 1.25 to 1.00 or allow the consolidated current ratio to be less than 1.15 to 1.00 and (viii) make or become legally obligated to make any capital expenditures in any fiscal year, except for capital expenditures in the ordinary course of business not exceeding an amount equal to 25% of consolidated EBITDA for such fiscal year.

Events of default under the New Credit Agreement include, but are not limited to: (i) failure to pay principal, interest or fees when due, (ii) breach of any representation or warranty, (iii) failure or refusal to perform, observe or comply with certain covenants, (iv) insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold in excess of available insurance proceeds, (vii) the attempt to terminate or limit any portion of a guarantor’s obligations under a guaranty agreement, and (viii) a change in control.

All of the obligations under the New Credit Agreement are guaranteed by Lazydays Holdings, Inc., Lazy Days’ R.V. Center, Inc. LDL of Fort Pierce, LLC, Lazydays RV of Maryville, LLC, Lazydays RV of Reno, LLC, Lazydays Support Services, LLC and certain other subsidiaries of Lazydays Holdings, Inc. and Lazy Days’ R.V. Center, Inc. from time to time (collectively, the “Guarantors”). The Credit Facilities are secured by substantially all of the operating assets of the Borrowers and Guarantors as collateral.

This description of the New Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the New Credit Agreement which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its fiscal year ended March 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 23, 2023, announcing Lazydays’ financial results for the fourth quarter and full year ended December 31, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL).

*	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

February 23, 2023	By	/s/ Kelly Porter
Date		Kelly Porter
Chief Financial Officer